EXHIBIT 10.4 - AVI AMRAM EMPLOYMENT AGREEMENT



                            EMPLOYMENT AGREEMENT
                            --------------------

     THIS EMPLOYMENT AGREEMENT (the "Agreement"), is made and entered into as of the 4th day of March, 2002, at Pompano Beach, Broward County, Florida, by and between Avi Amram ("Amram") and Liteglow Industries, Inc. ("Liteglow" or the "Company"), a Utah corporation, whose principal office is located in Pompano Beach, Florida

                                 RECITALS
                                 --------

     WHEREAS, Amram is an experienced business executive in manufacturing and manufacturing operations as evidenced by Amram's resume appended hereto as Exhibit "A" and incorporated herein by reference; and

     WHEREAS, Liteglow desires to employ an experienced executive as the Company's Vice President of Manufacturing.

     NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, Amram and Liteglow agree as follows:

       1. Employment. Conditioned upon all of the recitals being true and correct, Liteglow will employ Amram and Amram accepts employment from Liteglow upon the terms and conditions contained in this Agreement.

       2. Term. Liteglow will employ Amram for twenty-four (24) months beginning March 1, 2002, and ending on February 28, 2004. Not less than one hundred and twenty (120) days prior to the expiration of this Agreement, Amram shall contact the Company to discuss whether this Agreement will be modified and/or extended.

       3. Duties. Amram is engaged as Vice President of Manufacturing of the Company. Amram will report to the Chief Executive Officer of the Company. Amram is responsible for all manufacturing operations of the Company including:

           3.1  neon products; and

           3.2  lowglow products; and

           3.3  custom neon products; and

           3.4 all other duties necessary to ensure the integrity and accuracy, and warranty of all manufactured products; and


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           3.5 perform other related duties incidental to the work described herein.

       4. Compensation.  Liteglow will pay to Amram compensation as follows:

           4.1 Base Compensation. Liteglow will pay to Amram an initial base salary of Ninety Eight Thousand Eight Hundred Dollars ($98,800.00) less legal withholdings, in accordance with company payroll policy.

           4.2 Reimbursement of Expenses. In addition to payment of the compensation described above, Liteglow shall reimburse Amram for such reasonable out-of-pocket expenses (such as travel expenses) incurred directly in connection with the performance of the services hereunder.

           4.3 Medical Insurance. The Company shall pay for medical insurance coverage for Amram as an individual (not family coverage).

           4.4 Vacation. After completion of the first year of this Agreement, Amram shall be entitled to two (2) weeks paid vacation for the final year of this Agreement.

           4.5 Company Vehicle and Gas Credit Card. Amram shall be entitled to the use of a Company vehicle and a Company credit card for the purchase of gas for business purposes.

       5. Extent of Services. Amram will devote all of his time, attention, and energies into the business of Liteglow, and shall not, during the term of this Agreement, and successive terms of this Agreement, if applicable, be engaged in any conflicting business or activity without the prior written consent of the Liteglow Board of Directors. For purposes of this Agreement, the term "conflicting business" shall be defined as any business which directly competes with the business of Liteglow.

       6. Amram Performance Review. Within thirty (30) days after the expiration of the first six (6) months of this Agreement, the Company's Board of Directors will review Amram's performance and provide Amram with an opportunity to discuss the review with a representative of the Board.

       7. Trade Secrets/Non-Competition/Confidentiality/Corrupt Practices Act.

           7.1  Trade Secrets.

             7.1.1 Amram promises and agrees that he will not disclose or utilize any trade secrets, confidential information, or other proprietary information acquired during the course of his service with Liteglow and/or its related business entities. As used herein "trade secret" means the whole or any portion or phase of any formula, pattern, device, combination



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of devices, or compilation of information which is for use, or is used, in the operation of Liteglow's business and which provides Liteglow an advantage, or an opportunity to obtain an advantage, over those who do not know or use it. "Trade secret" also includes any scientific, technical, or commercial information, including any design, list of suppliers, list of customers, or improvement thereof, as well as pricing information or methodology, contractual arrangement with vendors or suppliers, business development plans or activities, or Liteglow financial information. However, "trade secret" shall not include information that is known to the public generally or is obtained through sources outside Liteglow.

             7.1.2 During the term of this Agreement and for a period of twenty-four (24) months from the expiration or termination of this Agreement, and provided that Liteglow does not terminate this Agreement without cause prior to the expiration of the initial six (6) months of this Agreement, Amram agrees to refrain from engaging in a business which directly competes with the business of Liteglow, whether as a partner, consultant, owner, director, officer or employee, from soliciting current or former contacts of Liteglow within the United States of America, from soliciting existing contacts of Liteglow wherever located, and from disclosing customer lists, trade secrets and other confidential information. For the purposes of this Agreement, the term "Business" shall be defined as the manufacture, sale, and distribution of twelve (12) volt automotive neon products.

             7.1.3 For a period of twenty-four (24) months from the expiration or termination of this Agreement, Amram promises and agrees that he will not, without the express written consent of the Liteglow Board of Directors, which consent will not be unreasonably withheld, directly or indirectly employ, or directly or indirectly solicit to employ as a consultant or employee, any person who is exclusively employed as a consultant or employee of Liteglow as of January 22, 2002, or any person who was an employee or consultant of Liteglow during the six (6) months preceding January 22, 2002.

           7.2 Injunctive Relief. In recognition of the possibility that any violation of this provision by Amram may cause irreparable or indeterminate damage of injury to Liteglow, Amram expressly stipulates and agrees that Liteglow shall be entitled, upon five (5) business days written notice to Amram, to obtain an injunction from any court of competent jurisdiction restraining any violation or threatened violation of this provision. Such right to an injunction shall be in addition to, and not in limitation of, any other rights or remedies Liteglow may have for damages.

           7.3 Confidentiality. It is the express intent of the parties that any and all such information exchanged between the parties is to be



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considered as confidential and proprietary information and shall not be used or be disclosed to any person or entity without the express written permission of the party providing such information (the "furnishing party") or as otherwise provided herein. For purposes of this Agreement, the term "Information" shall mean all written information, which we deem to be confidential and proprietary to us, relating to our Products (including, but not limited to, data, know-how, technical and non-technical materials, and product samples and specifications) which we shall deliver to you pursuant to this Agreement and which shall be in writing with the cover pages stamped "Confidential".

           7.4 Federal Corrupt Practices Act. Amram understands that Liteglow is subject to the Federal Corrupt Practices Act as enacted in the United States which prohibits any U.S. company from offering monetary or other incentives to procure contracts to individuals, entities, or government employees to which the individuals, entities, or government employees would otherwise have no entitlement. In recognition of this prohibition, Amram promises to refrain from any activity which would violate this prohibition or give the appearance of a violation. Further, Amram agrees to indemnify and hold Liteglow harmless from any claims or damages resulting from an act or omission attributable to Amram which would result in damages being imputed to, or assessed against, Liteglow.

       8. New Technologies, Process, etc. Amram agrees to promptly disclose to the Company any inventions, technologies, processes or discoveries by Amram of any kind and nature whatsoever which he makes, discovers, or devises as a result of, or in connection with, this employment by the Company which inventions, technologies, processes or discoveries are reasonably related to the business of the Company. Amram shall assign and transfer all of his right, title and interest in and to any such inventions, technologies, processes or discoveries to the Company. Further, Amram agrees to execute any and all documents reasonably requested by the Company to obtain patents or otherwise protect the proprietary nature of the inventions, technologies, processes or discoveries.

       9. Termination and Severance.

           9.1  Termination Events.

             9.1.1 This Agreement shall terminate automatically in the event of Amram's death, permanent disability or Amram's conviction of a felony. As used in this Agreement "permanent disability" shall mean Amram's inability to perform services hereunder for a period of four (4) consecutive months or for six (6) months in any twelve consecutive twelve (12) month period.

             9.1.2 This Agreement shall terminate upon written notice from Liteglow to Amram in the event of (a) Amram's failure or refusal to perform reasonable directives of Liteglow when such directives are consistent with



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the scope and nature of Amram's duties and responsibilities hereunder; or
(b) any gross or willful misconduct of Amram resulting in loss to Liteglow; or (c) Amram's conviction of a felony. Upon termination, Amram shall return to the Company all material related to Liteglow's operations.

           9.2  Severance Pay Upon Termination

             9.2.1 Upon termination pursuant to Amram's death or permanent disability, Amram will be entitled to receive all compensation and benefits through the date of termination.

             9.2.2 In the event of termination resulting from a felony conviction pertaining to Amram's employment, Amram will only be entitled to receive his base salary through the date of termination.

             9.2.3 If Amram gives notice to terminate this Agreement within the first six (6) months, then Amram will only be entitled to receive his base compensation through the date of termination. If Amram terminates this Agreement after the first six (6) months, then Amram will be entitled to receive his base salary through the date of termination and any securities prorated through the date of termination.

             9.2.4 If Amram is terminated pursuant to Section 9.1.2 of this Agreement, then Amram shall not be entitled to receive any severance pay whatsoever.

             9.2.5 Except as set forth in Section 9.2.4 above, if Amram is terminated by Liteglow at any time during the term of this Agreement, Amram shall receive five (5) months severance pay.

       10. Entire Agreement. This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter of this Agreement, and supersedes all other negotiations, understandings (including any prior employment agreement) and representations, if any, made between such parties.

       11. Amendments. This Agreement shall not be altered, amended or modified unless it be in writing and signed by all parties to this Agreement.

       12. Assignments. Neither the Company nor Amram may assign or transfer this Agreement or any obligation under this Agreement without the prior written approval of the other.

       13. Binding Effect. All of the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective personal representatives, legal representatives, heirs, successors and permitted assigns.




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       14.  Severability.  If any provision of this Agreement or any other agreement entered into pursuant to this Agreement is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder of such provision shall not be invalidated and shall be given full force and effect so far as possible. If any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable.

       15. Notices. All notices, requests, demands, consents and other communications required or permitted under this Agreement shall be in writing (including telex and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

If to Amram:             Avi Amram
                         7850 Largo Del Mar Drive
                         Boca Raton, Florida 33433

If to the Company:       Spencer Krumholz, Chairman and CEO
                         Liteglow Industries, Inc.
                         2301 N.W. 33rd Court, Suite 112
                         Pompano Beach, Florida 33069

With a copy to:          David A. Carter, Esq.
                         David A. Carter, P.A.
                         2300 Glades Road
                         Suite 210, West Tower
                         Boca Raton, Florida 33431

     Each such notice shall be deemed delivered: (a) on the date delivered if by personal delivery; (b) on the date of transmission with confirmed answer back if by telefax or other telegraphic method; or (c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities or courier service as not deliverable, as the case may be, if mailed or couriered.

       16. Jurisdiction and Venue. The parties acknowledge that a substantial portion of negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Broward County, Florida. Regardless of any location of such occurrences, each of the parties irrevocably and unconditionally: (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of Florida in Broward County or the



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Federal District Court of the United States, Southern District of Florida;
(b) consents to the jurisdiction of each such court in any such suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in State of Florida.


       17. Attorneys Fees: The parties covenant and agree that if a default or disagreement occurs pursuant to or concerning this Agreement which necessitates legal proceedings, the prevailing party shall be entitled to recover reasonable costs and attorneys fees, inclusive of appellate and bankruptcy proceedings.


       18. Governing Law. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida without regard to principles of conflicts of laws.

       19. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and such counterparts shall together constitute one and the same instrument.

       20. Other Obligations of the Company. The Company will add Amram to the Company's Director and Officer's Liability Policy, said coverage to commence and continue during Amram's term of employment with the Company.


     IN WITNESS WHEREOF, the parties have executed this Agreement this ____ day of January, 2002.

                              LITEGLOW INDUSTRIES, INC.


                           By:/s/Spencer Krumholz
                              -------------------
                              Spencer Krumholz
                         Its: Chairman and CEO


                              EMPLOYEE:

                              /s/Avi Amram
                              ----------------
                              Avi Amram




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